Exhibit 99.1

Agreement on Government Equity Investment in
China TranWiseway Information Technology Co., Ltd.
(English Translation)

Haidian District, Beijing

Zhongguancun Development Group	Agreement on Government Equity Investment

This Agreement, dated July 12, 2011, is entered into at Haidian District, Beijing, by and among:

Party A: Zhongguancun Development Group (“Party A”)
Address: 20/F, Tower-A, Dinghao Building, 3 Haidian Street, Haidian District, Beijing
Corporate representative: Yu Jun

Party B: China TranWiseway Information Technology Co., Ltd. (“Party B” or “China TranWiseway”)
Address: Room 423, Tower-A, Haoli Building, 18 Longqing Street, Beijing E&T Development Zone,
Corporate representative: Xia Shudong

Party C 1: China TransInfo Technology Group Corp. Ltd. (“Party C 1”)
Address: 9/F, Vision Building, 39 Xueyuan Road, Haidian District, Beijing
Corporate representative: Xia Shudong

Party C2: Beijing Marine Communication & Information Co., Ltd (“Party C2”)
Address: CTTC Satellite Ground Station, Shangzhuang Township, Haidian District, Beijing
Corporate representative: Yang Hongyi

And

Party C 3: Zhongyuan Credit Guarantee Co., Ltd (“Party C 3”)
Address: 2/F, Songyu Garden, Nanxinyuan West Road, Chaoyang Dist., Beijing
Corporate representative: Zhuo Hua

(The parties concerned hereinto shall hereinafter be referred to individually as a "Party" and collectively as the "Parties". Party B shall also be known as the “Company”, while Party Cs shall also be known as the “Original Shareholders”.)

Whereas:

1 China TranWiseway, a limited liability company registered in Beijing, has a specialized technical team with advanced technical achievements in designing, producing and selling vehicle monitoring terminal, developing monitoring platform, and operating infrastructure and value added services (“Core Business”). As the date hereof, Party Cs are China TranWiseway’s shareholders registered with the industrial and commercial administration.

2 China TranWiseway submitted an application to the Beijing Joint Conference for Major Technological and Industrialization Projects (“Joint Conference”) applying for capital support from Beijing Municipal Government regarding transformation and industrialization of major technological achievements (“Industrialization Capital”). Beijing Municipal Special Working Group for Major Technological and Industrial Projects (“Special Working Group”) intends to entrust Party A to conduct the equity investment in China TranWiseway on behalf of Beijing Municipal Government, pursuant to the Tentative Measures on Transformation of Major Technological Achievements and Industrialization of Equity Investment at Zhongguancun Innovation Park (“Tentative Measures”).

3 In order to coordinate with Zhongguancun Innovation Park to explore a new pattern of using government funds, pursuant to the Tentative Measures all parties hereto agree that, Party A shall contribute additional registered capital of China TranWiseway in a manner and under the conditions specified in this Agreement. Moreover, all parties shall introduce the projects of national vehicle monitoring service center and freight service platform as the target of using Beijing Municipal funds.

Through friendly consultation, all of parties hereby reach the following agreement with respect to capital contribution of Party A to China TranWiseway.

Zhongguancun Development Group	Agreement on Government Equity Investment

Article 1 Definition

Unless otherwise provided in this Agreement, the following terms shall have the following meanings:

1.1	“The investment” is the equity investment conducted by Party A entrusted by the Special Working Group through contributing additional capitals to China TranWiseway according to this Agreement.

1.2	“Base Date” is December 31, 2010, as of the date China TranWiseway’s assets are appraised.

1.3

“Contribution Capital” or “Investment Fund” is the investment in an amount of RMB 50 million Yuan in cash by Party A. “Each Investment Fund” or “Each Capital Contribution” refers to each capital contribution by Party A pursuant to the arrangement made by the Special Working Group.

1.4	“Capital Contribution Date” is the date on which Party A delivers its subscribed capital contribution to the account designated by China TranWiseway.

1.5	“Closing Date” is the date on which any capital contribution registered at the local industrial and commercial administration.

1.6	“Party A’s Investment Period” is the period of time when Party A directly or indirectly holds equity interests in China TranWiseway.

1.7	Any of related parties, relationships and related party transactions under this Agreement shall have the meanings defined according to the Corporate Law.

Article 2 Investment Pattern

2.1	Party A agrees to contribute RMB 50 million Yuan in cash to China TranWiseway to support the project of national vehicle monitoring service center and freight service platform.

2.2	The first installment of capital contribution by Party A is RMB 10 million Yuan in cash, and the remaining contribution shall be made based on the ongoing approval by the Special Working Group.

Article 3 Capital Contribution

3.1

Before Party A’s contribution, China TranWiseway has a registered capital of RMB 40 million Yuan, and paid-up capital of RMB 40 million Yuan. The equity ownership registered at the industrial and commercial administration is as follows:

Shareholders	Registered capital (RMB million Yuan)	Means of contributing investment	Percentage of equity interest
China TransInfo Technology Group Co., Ltd.	22	Currency	55%
Zhongyuan Credit Guarantee Co., Ltd	12	Currency	30%
Beijing Marine Communication & Information Co., Ltd	6	Currency	15%
Total	40	--	100%

3.2	The Investment of Party A is based on the satisfaction of the following conditions:

3.2.1

Both China TranWiseway and Party Cs in a written form agree to set up an equity incentive program. If Party A is voluntary to transfer its ownership of China TranWiseway, only 10% (namely, 1% of total registered capital) of which under this Agreement shall be used as equity incentive. China TranWiseway’s core technical personnel and management team shall have the right of first refusal. If China TranWiseway’s core technical personnel and management team waives such right in a written form, Party C1 is entitled with such right. If Party C1 decides to buy back Party A’s equity ownership of China TranWiseway, Party C1 will transfer 10% of the ownership purchased from Party A to China TranWiseway’s core technical personnel and management team within 15 business days after the completion of equity buyback.

Zhongguancun Development Group	Agreement on Government Equity Investment

3.2.2	The loan between China TranWiseway and Party C1 has been settled.

3.2.3

The highest authority of China TranWiseway has adopted a valid, legal resolution authorizing this capital contribution, while the original shareholders in a written form have waived their right of first refusal with respect to China TranWiseway’s equity interests to be acquired by Party A.

3.3

According to the assets appraisal report (Wuhaiping No.: 2011-2001, Vol. 3) released by Beijing Wuhaitongfang Assets Appraisal Co., Ltd on January 18th , 2011, on the Base Date, China TranWiseway had its own assets valued at RMB 458.4579 million Yuan. The parties agreed to use RMB 450 million Yuan as the net asset value of China TranWiseway as well as the basis of calculating equity value invested by Party A.

3.4

Party A desires to invest RMB 50 million Yuan in total, which is the investment value determined as the net assets value under Article 3.3. Party A’s ownership of Party B = Aggregate Party A investment in Party B divided by (RMB 450 million Yuan + Aggregate Party A investment in Party B). The first capital contribution by Party A is RMB 10 million Yuan in cash, among which RMB 888,900 Yuan will be included in Party B’s registered capital and constitutes 2.17% ownership of Party A. RMB 9,111,100 Yuan will be counted as Party B’s capital reserve. Once Party A completes its investment of RMB 50 million Yuan, Party A will hold 10% equity interest in Party B. For the calendar year from the date hereof, Party A’s investment value and ownership of Party B shall not be affected by Party B’s other financing activities.

3.5	Upon the receipt of the first capital contribution by Party A, Party B’s equity ownership shall be as follows:

Shareholders	Registered capital (RMB million Yuan)	Means of contributing investment	Percentage of equity interest
China TransInfo Technology Group Co., Ltd.	22	Currency	53.80%
Zhongyuan Credit Guarantee Co., Ltd	12	Currency	29.35%
Beijing Marine Communication & Information Co., Ltd	6	Currency	14.68%
Zhongguancun Development Group	0.8889	Currency	2.17%
Total	40.8889	--	100%

3.6

Capital contribution under this Agreement shall only be used as follows: new products development, equipment purchase, investment in R&D and operation regarding the national vehicle monitoring service center and freight service platform. It may not be used to invest in loans or securities, futures, real estate, funds, corporate bonds, financial derivatives, donation, trust financing, loan by mandate, deal in futures, repayment of debt of Party B or its original shareholders, and expenditures unrelated to Party B’s Core Business.

3.7	The parties agree that Party A shall deliver to Party B each capital contribution installment within 30 business days upon the satisfaction of all of the following conditions.

	3.7.1	The Agreement becomes effective;

	3.7.2	Conditions set forth in Article 3.2 have been completely satisfied;

	3.7.3	Party A has received any or all investment funds from the Joint Conference, and has entered into the entrusted investment agreement with the entrusted investment institutions.

Zhongguancun Development Group	Agreement on Government Equity Investment

3.8

Within 20 business days after Party A delivers each contribution installment to Party A, Party B shall complete the verification of registered capital, amendment of the article of association (including Articles 4.1-4.3 of this Agreement), and industrial and commercial registration, as well as the issuance of the certificate of capital contribution to Party A.

3.9

After 30 business days upon the receipt of capital contribution, if Party B still fails to fulfill the obligations under Article 3.8, Party B shall be liable for breach of the Agreement (except that Party B fails to fulfill due to Party A’s negligence) and:

3.9.1

Party A has the right to terminate this Agreement unilaterally in a written form. Within 10 business days upon the receipt of the notice by Party A, Party B must return to Party A all of contributed capital (including registered capital and capital reserve), and bank loan interest thereto (based on benchmark interest rates for RMB loans announced by the People’s Bank of China on the Capital Contribution Date);

3.9.2

If Party A decides to continue to fulfill its obligations under this Agreement, it may in a written form request Party B to fulfill this Agreement. If Party B still fails to fulfill this Agreement within 10 business days after Party A’s request, Party B shall pay Party A for 0.035% of capital contribution as the liquidated damages on each day, while Party B and Party Cs shall promptly discuss the fulfillment with Party A.

Article 4 Rights and Obligations

4.1

After the date of the first capital contribution, Party A has the right to designate a supervisor to Party B. Party C shall vote to ensure the election of the supervisor candidate recommended by Party A. In addition, Party B shall complete the administrative procedures on the change of members of the board of supervisors according to the article of association as early as possible.

4.2

During Party A’s Investment Period, Party B’s domicile, main business office and project industrialization zone must be located in Beijing. The intellectual property rights held or used by Party B shall remain legally valid. Party B may not change the corporate domicile, main business office or project industrialization zone to be place other than Beijing, and may not transfer or license its own core technologies to any third party.

4.3	Since the date of the first capital contribution, Party B may not take the following actions without Party A’s written consent:

	4.3.1	Changing the sharehold members in the management team, changing rights, obligations and responsibilities of Party A as a shareholder, or diluting equity interest of Party A in Party B;

4.3.2

Merger, spin-off, reorganization, increase or decrease of registered capital, listing, issuance of bonds or other financing, profit distribution, dissolution of company, petition for bankruptcy, liquidation;

	4.3.3	Changing locations of registered office and/or main business office, or relocating Core Business to other regions in any manner;

	4.3.4	Transferring or licensing core technologies (including, without limitation, all kind of Party B’s technologies that materially affect its production and management);

	4.3.5	Adjusting company Core Business, and develop new business;

4.3.6

Assets acquiring, selling or disposing otherwise, outbound investing, related party transaction, aggregate value for a single or same project (the same transaction related to trading target) within 12 months exceeds 50% of most recently audited net assets of Party B, or any transaction that reoccurs after the said transaction within 12 months with a value that is at least 50% of the most recently audited total assets;

Zhongguancun Development Group	Agreement on Government Equity Investment

4.3.7	Offer others with guarantee (including, without limitation, company shareholders or actual controlling persons), or waive creditor rights;

4.3.8	Sign an agreement of any speculative exchange, futures or option trading

4.4	In addition to rights and obligations of Party A under this Agreement,

	4.4.1	Party A shall pay for capital contribution on time and in full;

	4.4.2	Party A shall recommend firms for auditing, appraisal and legal service in connection with this capital contribution;

	4.4.3	Party A has the right to acquire or request Party B to provide important information regarding Party B’s operation, financial status and business activities.

4.5	Rights and obligations of Party B under this Agreement,

4.5.1

Party B shall sign a Non-Compete Agreement with its managers and core team, under which such person may not engage in or assist others in being involved in any business activities that may compete with Party B’s business operations and may not enter into an employment relationship with other competing businesses during a certain period of time after such person leaves Party B.

	4.5.2	Party B is responsible for handling industrial and commercial registration under this Agreement, with the assistance from other parties.

	4.5.3	Upon request, Party B shall timely, fully and truly provide files and materials to Party A and its authorized agencies, and also is responsible for affording on-site working and living conditions.

	4.5.4	Party B shall, according to the following provisions, provide the following information to the supervisor designated by Party A:

		4.5.4.1	Consolidated quarterly financial statements within 30 days after the end of each calendar quarter;

		4.5.4.2	Consolidated year-end financial statements within 45 days after the end of each calendar year;

		4.5.4.3	Audited consolidated year-end financial statements within 120 days after the end of each calendar year;

		4.5.4.4	Business plan, financial budget and estimated financial statements for the coming year within 90 days after the end of each calendar year/fiscal year;

		4.5.4.5	Other daily operations and abnormal changes as requested by Party A.

4.6	In addition to the rights and obligations of Party Cs under this Agreement,

	4.6.1	Party Cs shall adopt resolutions authorizing the capital contribution to Party B under this Agreement, and complete all necessary legal procedures for approval and filing;

	4.6.2	Party Cs shall complete all approval procedures for the appointment of the supervisor designated by Party A.

Article 5 Representations and Warranties

Each of the parties makes the following representations and warranties:

5.1.1

Each party shall, on the principle of integrity, pragmatic, and responsiveness, make its best efforts to complete the investment under this Agreement, fulfill their own obligations and refrain from being involved in any activities that may harm the investment under this Agreement.

5.1.2

Unless otherwise disclosed according to the related laws and regulations, and obligations under this Agreement, any party may not disclose to any third party such information that is related to this Agreement, or is obtained from executing this Agreement. Unless otherwise agreed, the representations, promises and warranties under this Article shall survive the termination of this Agreement.

5.1.3	Any and all issues uncovered in this Agreement shall be resolved according to the state laws, regulations and related policies.

Zhongguancun Development Group	Agreement on Government Equity Investment

5.1.4	The execution and delivery of this Agreement by each party have been duly authorized by all necessary action on the part of the party, and no further approval or authorization is required.

5.2	For the purposes of this Agreement, Party A irrevocably makes the following representations and warranties:

	5.2.1	Party A is a validly existing legal enterprise formed in accordance with Chinese laws and legally owns its assets and operates its business as it is currently operating.

	5.2.2	Party A has full rights, authorization and powers to enter into this Agreement and carry out transactions contemplated by the Agreement.

	5.2.3	The source of the investment funds is legal and it will timely contribute funds to Party B according to this Agreement.

5.3	For the purposes of this Agreement, Party B irrevocably makes the following representations and warranties:

5.3.1

Party B is a validly existing legal enterprise formed in accordance with Chinese laws and legally owns its assets and operates its business as it is currently operating. Currently there is no situation or potential risk of termination of its operations under laws and regulations of China.

5.3.2

Party B has full rights, authorization and powers to enter into this Agreement and carry out transactions contemplated by the Agreement. The execution, delivery and performance of this Agreement by Party B and the consummation by Party B of the transactions contemplated thereby do not and will not violate any statutory or contractual obligations of Party B or result in a violation of any order, judgment, or injunction. The execution and performance of the obligations under this Agreement by Party B have been approved by its board of directors/shareholders.

5.3.3

Party B has the legal ownership or right to use of its assets, and has obtained all necessary licenses and other legal documents. After the execution of this Agreement, Party B will continue to operate its regular business as usual, and Party B has always had rights, qualifications and capabilities to run its original business. Party B is a sole legal entity that owns its products, services, technologies and business.

	5.3.4	Main members of the management and technical personnel of Party B shall have exclusive employment relationship with Party B without any employment relationship with other entities.

5.3.5

Any agreement, intent and consent, reached between Party B and its original shareholders before the execution of this Agreement will not cause any restrictions on the investment and any rights of Party A.

5.3.6

All documents, materials, suggestions and promises made by Party B under this Agreement are authentic, accurate and complete and do not include any false record, material omission or misrepresentation to Party A.

5.3.7

As of the date hereof, the financial statements of Party B fairly reflect its financial status and related business results for the respective accounting periods. Any information Party B discloses is authentic, accurate and complete, without any material omission and misrepresentation.

5.3.8

Unless otherwise disclosed to Party A in a written form, as of the date hereof, there is no other debt of Party B that has not been reflected in its balance sheets. The assets and equity of Party B are free from any lien, mortgage, guarantee or other security interest that a third party may have priority or recourse.

5.3.9

Unless otherwise disclosed to Party A in a written form before the execution of this Agreement, as of the date hereof, there is no any pending or potential litigation, arbitration, administrative/judicial proceedings that may cause adversely impact on the ownership of assets, financial status or business operation of Party B.

5.3.10

Unless otherwise disclosed to Party A in a written form before the execution of this Agreement, as of the date hereof, Party B has not provided any guarantee to any their party or set up any security interest on its properties.

Zhongguancun Development Group	Agreement on Government Equity Investment

5.3.11

If Party B introduces any investor other than Party A after this Agreement comes into effect, the consideration for the capital investment shall not be less than the investment price paid to Party A. Party A shall have the right of first refusal for the additional capital contribution. With Party A’s prior written consent, Party B may engage other investors to invest at an investment price lower than the price paid to Party A.

5.4	For the purposes of this Agreement, Party Cs irrevocably make the following representations and warranties:

5.4.1

It has full rights, authorization and powers to enter into this Agreement and carry out transactions contemplated by the Agreement. The execution, delivery and performance of this Agreement by Party C and the consummation by Party C of the transactions contemplated thereby do not and will not violate any statutory or contractual obligations of Party C or result in a violation of any order, judgment, or injunction.

5.4.2

Party C1 does not own or control any entity or organization that undertakes or intends to conduct any competitive business against Party B. It does not directly or indirectly holds interests in any entity that may compete against Party B. When Party A directly or indirectly holds Party B’s equity, without the prior written consent of Party A, Party C1 may not undertake and/or invest in any third party in the same and/or any similar business with Party B within same geographic range of Party B.

	5.4.3	Party C assures Party B that it has already fulfilled all the obligations of capital contribution, which is legal, true without any defects.

5.4.4

The equity structure under Article 3.1 is true, legal, valid and there is no dispute among shareholders, or between shareholders and a third party. There is no entrusted holding or hidden holding with respect to Party B’s equity held by the parties. There is no authorization to other shareholders or a third party to manage or exercise shareholder rights; there is no lien, seize or freezing of its properties.

	5.4.5	Any agreement, intent or consent that the original shareholders concluded with Party B before the execution of this Agreement do not impose any restriction on Party A’s investment and rights.

	5.4.6	Party Cs make the following warranties:

5.4.6.1	Since the date hereof, it will assure that Party B keep independent in terms of its business, assets, financial matters, personnel and organization from the actual controller and related parties.

5.4.6.2

Since the date hereof,, it will strictly conform to the specific corporate governance structure specified in Party B article of association, and the related laws, regulations and provisions to fulfill the shareholder’s right, and comply with the voting mechanism, not interfere Party B’s business decision, or control/manipulate Party B’s major decisions.

5.4.6.3

Any loans between Party B and Party Cs existing before the execution of this Agreement, have been fully disclosed to Party A and will be adjusted accordingly. There will be no appropriation of funds that may be harmful to Party B or related party transaction after the date hereof.

5.4.7

After fulfilling the obligations of capital contributions, if it is found that Party B failed to disclose to Party A any outstanding or potential debt recovery, infringement dispute, and administrative penalty before the date hereof, Party Cs shall bear any legal responsibility or loss.

5.4.8

Party Cs shall be responsible for paying tax (including overdue tax after the tax authorities audit the financial statements of Party B) or other sums payable (including penalty and overdue fine), which was not disclosed to Party A by Party B before Party A fulfills the obligations of capital contributions.

Zhongguancun Development Group	Agreement on Government Equity Investment

Article 6 Equity Transfer and Buyback

6.1

Unless otherwise agreed under Article 6.3, Party C1 has the right to buyback all of Party B’s equity owned by Party A under this Agreement within five years since the last Closing Date. In the event of Party A’s voluntary transfer of its equity interest in Party B, Article 3.2.1 shall apply. If Party C1 waives its right of first refusal or fails to respond in a written form within 30 days upon the receipt of notice of equity transfer from Party A, Party A has the right to transfer its Party B’s equity to a third party.

6.2	Party A is entitled to require Party C to buyback its Party B’s equity if one of the following occurs:

	6.2.1	There is fraud involved in the assets invested by the original shareholders invest in Party B or the intangible assets of Party B;

	6.2.2	There is material change of Party B’s core technical personnel or management, which results in a material impacts on the purpose for project industrialization under this Agreement;

	6.2.3	The representations and warranties of Party B and/or Party Cs are not true;

	6.2.4	Party B and/or Party C violates the obligations under Article 4;

	6.2.5	Party A withdraws from investment pursuant to related policies or the request from the Industrialization Capital entrusting party.

6.3

The buyback price under this Agreement shall be computed as follows: the investment amount of Party A under this Agreement (registered capital and capital reserve) + profits calculated based on the interest rate on savings account announced by the People’s Bank of China on each capital contribution date.

6.4

Party A is entitled to provide written notice to Party C or any of Party C requesting buyback of Party A’s equity interest in Party B. Within two months upon receipt of Party A’s notice by Party C, it shall pay off the buyback price according to Article 6.3 and complete industrial and commerce amendment procedures.

6.5

In the event that Party C fails to complete the equity buyback upon the receipt of Party A’s written notice within two months, Party A has the right to require Party C to be responsible for breach of contract according to the provisions under Article 8. In addition, Party A has the right to transfer its Party B’s equity to a third party, and hereby Party C will waive its right of first refusal and all proceeds from the transfer of equity interest shall belong to Party A. As a result, Party B and Party C shall not be eligible for applying for industrialization investment funds or other governmental subsidies forever.

Article 7 Priority

7.1

In the event of Party B’s liquidation or termination of its business, Party A shall have the liquidation preference and is entitled to receive, prior and in preference to any distribution of profits to other shareholders equal to the total contribution amounts (includes registered capital and capital reserve) and the profits computed according to Article 16 of the Tentative Measures.

7.2	The following may be deemed an event of liquidation:

	7.2.1	Party B terminates its operation or dissolves;

	7.2.2	Other reasons cause Party B no longer exists.

Article 8 Liabilities of Breach

8.1

The parties hereto shall abide by any and all representations and warranties made under this Agreement. It will constitute a breach of contract if any party violates or refuse to comply with its representations, statements, warranties, obligations or responsibilities under this Agreement. Should any party beach this Agreement, the party in breach shall compensate other parties for the loss (including economic loss and expenditures).

8.2

If Party A fails to timely contribute capital and fails to cure or fulfill or reach an agreement with Party B within 10 days after Party B’s notice, Party B has the right to terminate this Agreement, and require Party A of paying for the damages. The daily damages equal to 0.035% of the total amount of capital that has not been timely contributed and shall accumulate since the date of default.

Zhongguancun Development Group	Agreement on Government Equity Investment

8.3

If Party B and/or Party C violates or fails to fulfill any obligations under this Agreement, and fails to cure or fulfill or reach an agreement with Party A within 10 days after Party A’s notice, Party A has the right to terminate this Agreement, and require Party C to buyback its Party B’s equity according to Article 6.3 and require Party B or Party C to pay damages for breach. The daily damages equal to 0.035% of the amount of purchase price that has not been paid and shall accumulate starting on the date of default. If it is not pragmatic to quantify the unfulfilled obligations in a dollar amount, the damages shall be equal to 10% of the total capital contribution amount of Party A.

8.4	In the event that Party C fails to buyback the equity during the period set forth under Article 6.4, it shall pay damages to Party A in a daily amount of 0.035%.

Article 9 Force Majeure

9.1	“Force Majeure” shall mean the unforeseeable, unavoidable and insurmountable events which prevent a party from partially or fully performing this Agreement.

9.2

The party invoking Force Majeure shall notify the other parties in written form of the nature of the Force Majeure. Within fifteen (15) business days following the occurrence of the Force Majeure condition, the invoking party shall provide a valid document explaining the reasons invoking Force Majeure. The party invoking Force Majeure shall take any and all necessary measures to mitigate the loss caused by the Force Majeure.

9.3	The parties shall timely consult following the occurrence of the Force Majeure and seek to solve the issue in a fair way and take best efforts to mitigate the loss caused by the Force Majeure.

Article 10 Governing Law & Disputes

10.1	The execution, validity, interpretation, enforcement, and settlement of disputes therewith under this Agreement shall be governed by the laws of the People‘s Republic of China.

10.2

Any dispute that concurs when the parties perform this Agreement, or is related to this Agreement shall be resolved friendly. If failed, any party under this Agreement may submit the dispute to the court at the place where this Agreement is executed and has the jurisdiction over the parties.

Article 11 Confidential

11.1

Unless otherwise required in China’s laws, regulations or requirements, without the prior written consent by other parties, any party may not disclose the related information under this Agreement to any third party before the investment is closed.

11.2

All parties acknowledge and confirm that any oral or written information given in connection with the provisions of this Agreement shall constitute confidential information (including, without limitation, any commercial information from the other party). All parties shall absolutely keep it secret and any confidential information may not be disclosed to any third party, without the prior written consent by other parties.

11.3	This confidentiality provision shall survive the termination of this Agreement.

Article 12 Notice and Delivery

12.1	Any notice or response in connection with this Agreement shall be made in a written form and delivered by registered mail, currier, DHL, or similar express firms, and facsimile.

12.2

The notice shall be deemed given and effective when the notice was delivered to the address included in this Agreement. For a service by registered mail, the date of acceptance marked on the receipt of the mail is the date of service; for a service by DHL or similar express firms, the date of formally being accepted is the date of service; for a service by facsimile, the date of transmission confirmation from the fax machine is the date of service.

Zhongguancun Development Group	Agreement on Government Equity Investment

Article 13 Miscellaneous

13.1

Any amendment to this Agreement shall be in a written form agreed upon by all the parties. For issues not covered under this Agreement, the parties shall consulate and enter into a supplemental agreement, which has the same legal effect as this Agreement.

13.2

If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby.

13.3

Any party fails or delays to exercise certain rights under this Agreement or the law shall not constitute a waiver with respect to such right or other rights. Independently or partially exercise certain right under this Agreement or the law shall not prevent any party from further enforcing such right or other rights.

13.4

The headings contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement. Any specific time represented by year, month or day in this Agreement refers to the solar calendar.

13.5	This Agreement becomes effective only after all parties seal (natural persons sign) with the signatures from the corporate representative or authorized representative (s).

13.6

The Agreement is written in Chinese and is made out in octuplicate, Party A shall hold three copies, Party B with two copies, each of other parties with one, and all other copies must be submitted to the designated authority. Each copy has the same legal effect.

13.7	In witness whereof, the Parties hereto shall officially authorize their representatives to assure this agreement duly made and executed as of the date and place first written above.

Zhongguancun Development Group	Agreement on Government Equity Investment

(This is the signature page to this Agreement)

Party A: Zhongguancun Development Group
Authorized representative (s): /s/ Yu Jun

Party B: China TranWiseway Information Technology Co., Ltd.
Authorized representative (s): /s/ Xia Shudong

Party C1: China TransInfo Technology Group Corp. Ltd.	Party C2: Beijing Marine Communication & Information Co., Ltd
Authorized representative (s): /s/ Xia Shudong	Authorized representative (s): /s/ Yang Hongyi

Party C3: Zhongyuan Credit Guarantee Co., Ltd
Authorized representative (s): /s/ Zhuo Hua